================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AMWEST INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          AMWEST INSURANCE GROUP, INC.
                         6320 CANOGA AVENUE, SUITE 300
                        WOODLAND HILLS, CALIFORNIA 91367

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 1997

                               ----------------

To the Stockholders of
Amwest Insurance Group, Inc.:

  The Annual Meeting of Stockholders of Amwest Insurance Group, Inc. (the "Company") will be held at its new corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302, on Friday, May 30, 1997, at 2:00 P.M., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy
Statement:

   (1) To elect three directors to serve three-year terms ending in 2000, or until their successors are elected and qualified; and

   (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 18, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock must be present in person or be represented by proxy.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                         By Order of the Board of Directors

                                         /s/ Richard H. Savage

                                         Richard H. Savage
                                         Chairman of the Board and
                                         Co-Chief Executive Officer

Woodland Hills, California
April 23, 1997

                         AMWEST INSURANCE GROUP, INC.
                         6320 CANOGA AVENUE, SUITE 300
                       WOODLAND HILLS, CALIFORNIA 91367

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 30, 1997

                               ----------------

                      GENERAL INFORMATION ON THE MEETING

  This Proxy Statement is being mailed on or about April 23, 1997 in connection with the solicitation of proxies by and on behalf of the Board of Directors of Amwest Insurance Group, Inc., a Delaware corporation ("Amwest" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Friday, May 30, 1997 at 2:00 p.m., Los Angeles time, at its new corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302, and any adjournment or postponement thereof.

  The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph, fax, or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.

                            RECORD DATE AND VOTING

  Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof. As of April 18, 1997, 3,351,752 shares of Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at P.O. Box 4500, Woodland Hills, California 91365-4500, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

  Each stockholder is entitled to one vote per share on all matters coming before the 1997 Annual Meeting, except for the election of directors. In the election of directors, a stockholder in person or by proxy is entitled by the Company's Restated Certificate of Incorporation to exercise "cumulative" voting rights; that is, he is entitled to cast as many votes as equals the number of his shares multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner as he may see fit. For convenience sake, the proxy holders do not presently intend to give notice of their intention to cumulate their votes, but they may elect to do so in the event of a contested election or any other presently unexpected circumstances. If any stockholder gives notice at the meeting of his intention to cumulate votes, then all stockholders will have the right to elect directors from nominees by cumulative voting.

  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of April 18, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, and
(iii) all directors and officers as a group:

                                         NUMBER OF SHARES       PERCENT OF SHARES
       NAME OR IDENTITY OF GROUP       BENEFICIALLY OWNED(1)     OUTSTANDING(19)
       -------------------------       ---------------------    -----------------
   Directors:
    Richard H. Savage................          823,740(2)(3)(4)       24.57%
    John E. Savage...................          163,141(5)              4.79%
    Guy A. Main......................          498,417(6)(7)          14.85%
    Steven R. Kay....................           37,225(8)              1.10%
    Thomas R. Bennett................           14,050(9)              (20)
    Bruce A. Bunner..................            1,250(10)             (20)
    Edgar L. Fraser..................           20,670(11)             (20)
    Jonathan K. Layne................           10,100(12)             (20)
    Arthur F. Melton.................           43,325(13)             1.28%
    Charles L. Schultz...............            1,250(14)             (20)
   All Directors and Officers as a
    group (10 persons)...............        1,613,168                46.06%
   Other Principal Stockholders:
    Savage Family Trust..............          126,274(3)(4)           3.77%
    6320 Canoga Avenue
    Suite 300
    Woodland Hills, CA 91367
    Savage Diversified, Inc..........          696,841(4)             20.79%
    6320 Canoga Avenue
    Suite 300
    Woodland Hills, CA 91367
    Main Family Trust................          485,492(7)             14.73%
    2361 Rosecrans Avenue
    El Segundo, CA 90245
    Dimensional Fund Advisors Inc....          191,800(15)             5.72%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401
    Franklin Advisory Services, Inc..          175,800(16)             5.25%
    777 Mariners Island Boulevard
    San Mateo, CA 94403
    Heartland Advisors, Inc..........          254,000(17)             7.58%
    790 North Milwaukee Street
    Milwaukee, WI 53202
    Markel Corporation...............          216,600(18)             6.46%
    4551 Cox Road
    Glen Allen, Virginia 23060

--------
(1) Based on information furnished by the persons named. The persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise stated.
(2) Of the shares beneficially owned by Richard H. Savage: (1) 126,274 shares represent shares owned by the Savage Family Trust for which Mr. Savage serves as Trustee; and (2) 696,841 shares represent shares owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by the Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power over shares owned by such trust.
(3) The Savage Family Trust owns 126,274 shares of Common Stock. Richard H. Savage is the Trustee of the Savage Family Trust, and as such, exercises sole voting and investment power with respect to shares owned by the Trust. These shares are included in the number of shares beneficially owned by Richard H. Savage as set forth in Note 2.

(4) Of the shares beneficially owned by Richard H. Savage, 696,841 shares are owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power of such trust. These shares are included in the number of shares beneficially owned by Richard H. Savage as set forth in Note 2.
(5) John E. Savage serves as Trustee of the following Trusts: (1) Savage Family Stock Trust FBO Sandra Lee Savage which owns 19,478 shares of Common Stock; (2) Savage Family Stock Trust FBO Lorraine Ann Savage which owns 19,478 shares of Common Stock; and (3) Savage Family Stock Trust FBO Geraldine K. Thuresson which owns 19,479 shares of Common Stock. John E. Savage owns 49,106 shares of Common Stock. In addition, 55,600 shares shown as beneficially owned by John E. Savage represent shares which may be acquired by John E. Savage within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Stock Option Plan.
(6) Of the shares beneficially owned by Guy A. Main: (1) 485,492 shares represent shares owned by the Main Family Trust for which Mr. Main and his wife serve as Trustee; and (2) 9,000 shares represent shares held for his account by the Condor Services, Inc. Profit Sharing Plan. In addition, 3,925 shares represent shares which may be acquired by Guy A. Main within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Stock Option Plan.
(7) The Main Family Trust owns 485,492 shares of Common Stock. Guy A. Main and his wife share voting and investment power with respect to shares owned by the Trust. These shares are included in the number of shares beneficially owned by Guy A. Main as set forth in Note 6.
(8) Of the shares beneficially owned by Steven R. Kay: (1) 4,275 shares represent shares that are directly owned by Steven R. Kay; (2) 500 shares represent shares that are indirectly held through his wife; (3) 200 shares represent shares that are indirectly held through his son; and (4) 32,250 shares represent shares which may be acquired by Steven R. Kay within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Stock Option Plan.
(9) Of the shares beneficially owned by Thomas R. Bennett: (1) 1,500 shares represent shares that are directly owned by Thomas R. Bennett; (2) 2,250 shares represent shares that are jointly owned by Thomas R. Bennett and his wife; (3) 300 shares represent shares that are indirectly held through his wife; and (4) 10,000 shares represent shares which may be acquired by Thomas R. Bennett within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.
(10) Of the shares beneficially owned by Bruce A. Bunner, all 1,250 shares represent shares which may be acquired by Bruce A. Bunner within sixty days of April 18, 1997 pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.
(11) Of the shares beneficially owned by Edgar L. Fraser: (1) 10,670 shares represent shares that are directly owned by Edgar L. Fraser; and (2) 10,000 shares represent shares which may be acquired by Edgar L. Fraser within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.
(12) Of the shares beneficially owned by Jonathan K. Layne: (1) 100 shares represent shares that are directly owned by Jonathan K. Layne; and (2) 10,000 shares represent shares which may be acquired by Jonathan K. Layne within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.
(13) Of the shares beneficially owned by Arthur F. Melton: (1) 2,900 shares represent shares that are jointly owned by Arthur F. Melton and his wife;
     (2) 15,000 shares represent shares that are directly owned by Arthur F. Melton; and (3) 25,425 shares represent shares which may be acquired by Arthur F. Melton within sixty days of April 18, 1997, pursuant to the exercise of options under the Company's Stock Option Plan.
(14) Of the shares beneficially owned by Charles L. Schultz, all 1,250 shares represent shares which may be acquired by Charles L. Schultz within sixty days of April 18, 1997 pursuant to the exercise of options under the Company's Non-Employee Director Stock Option Plan.
(15) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 191,800 shares of Amwest Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(16) Based solely upon information contained in a Schedule 13G dated February 12, 1997 received by the Company from Franklin Resources, Inc. The filing states that Franklin Advisory Services, Inc., an investment advisory subsidiary of Franklin Resources, Inc. has sole voting power and sole dispositive power over 175,800 shares.

(17) Based solely upon information contained in Amendment No. 2 to a Schedule 13G dated February 12, 1997 received by the Company from Heartland Advisors, Inc. ("Heartland"). The filing states that Heartland has sole voting power over 254,000 shares and sole dispositive power over 254,000 shares.

(18) Based solely upon information contained in Amendment No. 2 to a Schedule 13G dated February 13, 1997 received by the Company from Markel Corporation ("Markel"). The filing states that Markel has sole voting power over 185,500 shares, sole dispositive power over 185,500 shares and shared dispositive power over 31,300 shares.

(19) Based on 3,351,752 shares of Common Stock outstanding as of April 18, 1997. See "Record Date and Voting."

(20) Less than 1% of the shares of Common Stock outstanding.

                             ELECTION OF DIRECTORS

  Under the Restated Certificate of Incorporation and the Bylaws (as amended) of the Company, which provide for a "classified" Board of Directors, three (3) directors out of a total of ten (10) are to be elected at the 1997 Annual Meeting of Stockholders to serve three-year terms expiring at the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the proxy will be voted to re-elect Richard H. Savage, Steven R. Kay and Charles L. Schultz to three-year terms, each to serve until the 2000 Annual Meeting of Stockholders or until their successors are elected. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees and each director whose term of office will continue after the 1997 Annual Meeting of Stockholders is set forth below:

       NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                                                              CURRENT   NEW
                                          POSITION WITH              DIRECTOR  TERM    TERM
        NAME            AGE                  COMPANY                  SINCE   EXPIRES EXPIRES
        ----            ---               -------------              -------- ------- -------
Richard H. Savage....    77   Chairman of the Board, Co-Chief          1970    1997    2000
                               Executive Officer and Director
Steven R. Kay........    43   Senior Vice President, Chief Financial   1992    1997    2000
                               Officer, Treasurer and Director
Charles L. Schultz...    69   Director                                 1995    1997    2000

                   INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE
            CONTINUE AFTER THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                                                              CURRENT
                                          POSITION WITH              DIRECTOR  TERM
        NAME            AGE                  COMPANY                  SINCE   EXPIRES
        ----            ---               -------------              -------- -------
John E. Savage.......    44   Co-Chief Executive Officer, President,   1976    1999
                               Chief Operating Officer and Director
Guy A. Main..........    60   Executive Vice President and Director    1996    1999
Thomas R. Bennett....    70   Director                                 1985    1999
Bruce A. Bunner......    63   Director                                 1995    1998
Edgar L. Fraser......    78   Director                                 1985    1998
Jonathan K. Layne....    43   Director                                 1989    1999
Arthur F. Melton.....    42   Director                                 1986    1998

  PRINCIPAL OCCUPATIONS OF NOMINEES AND CONTINUING DIRECTORS DURING LAST FIVE
                                     YEARS

  Richard H. Savage entered the surety business in 1958 by forming a general agency which specialized in the sale of bail bonds. The business evolved into the surety insurance business when Amwest Surety was licensed as an insurer in December, 1976. Mr. Savage has served as Chairman, Director, Chief Executive Officer (and since 1992 as Co-Chief Executive Officer) of the Company since its organization in 1970. Richard H. Savage is the father of John E. Savage.

  John E. Savage joined the Company in 1975 as Vice-President and became a Director of the Company in December, 1976. He became Secretary and Assistant Treasurer of the Company in October, 1985. Mr. Savage managed the Court Division from 1975 to 1980 and managed the Woodland Hills Branch from 1980 to 1985. He managed the Underwriting Department from 1985 to 1987. He became a Senior Vice President in September, 1987, President and Chief Operating Officer in February, 1990 and Co-Chief Executive Officer in November, 1992. He relinquished his titles of Secretary and Assistant Treasurer in May, 1993. John E. Savage is the son of Richard H. Savage.

  Guy A. Main joined the Company in March 1996 as Executive Vice President and Director upon consummation of the merger between the Company and Condor Services, Inc. ("Condor"). Mr. Main also serves as Chairman and President of Condor Insurance Company. Previously, Mr. Main was Chairman of the Board and President of Condor's predecessor, Interstate Program Managers, Inc., since its founding in 1974. He became Chairman of the Board and President of Condor in November 1988. From 1972 to 1974, he served as Executive Vice President of Garrett, Bromfield Corporation, insurance managing general agents. From 1957 to 1972, Mr. Main served in various capacities in underwriting and management of several insurance companies.

  Steven R. Kay joined the Company in April, 1992 as Senior Vice President, Chief Financial Officer, Treasurer and Director. From 1977 he served in various positions with KPMG Peat Marwick and served as an Audit Partner for KPMG Peat Marwick from 1987 until April, 1992.

  Thomas R. Bennett became a Director of the Company in October, 1985. Mr. Bennett is presently an independent financial consultant. From May, 1987 to November, 1987, Mr. Bennett served as Senior Vice President, Treasurer and Director of Technology Applications, Inc. From 1983 to 1987, Mr. Bennett served as Vice President and Treasurer of ERC International, Inc.

  Bruce A. Bunner became a Director of the Company in November 1995. Since his retirement in 1994 as Chairman of Centre Reinsurance Company of New York, Mr. Bunner has accepted the position of President of Financial Structures Ltd., a financial services firm. Previously, he served with KPMG Peat Marwick for 22 years. In addition, Mr. Bunner served as California State Insurance Commissioner from 1983 to 1986. Mr. Bunner is also a member of the Board of Directors of Mercury Insurance Group, Inc., a property and casualty insurer specializing in automobile coverages and American Progressive Life Insurance Company.

  Edgar L. Fraser became a Director of the Company in October, 1985. Mr. Fraser is Senior Partner of Wadsworth, Fraser & Dahl, Attorneys at Law, and has been associated with that firm since 1948. Such firm has rendered, and the Company expects Wadsworth, Fraser & Dahl to continue to render, legal services to the Company.

  Jonathan K. Layne became a Director of the Company in June, 1989. Mr. Layne has been a partner in the law firm of Gibson, Dunn & Crutcher LLP since 1987, and has been associated with that firm since 1979. Such firm has rendered, and the Company expects Gibson, Dunn & Crutcher LLP to continue to render, legal services to the Company. Mr. Layne is also a member of the Board of Directors of K-Swiss Inc., a manufacturer of athletic footwear, The Finish Line, Inc., a retailer of brand name athletic and leisure footwear, activewear and accessories and Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  Arthur F. Melton became a Director of the Company in August, 1986, became a Senior Vice President of the Company in November, 1990 and resigned from this position in November, 1996. Mr. Melton is currently a Director of Fresh International Corporation, an agribusiness holding company, and its subsidiaries, including Fresh Express Farms, TransFresh Corporation and Bruce Church, Inc. Mr. Melton was the Director of Finance and Administration of Industrial Tools, Inc. from 1985 to November, 1990.

  Charles L. Schultz became a Director of the Company in November 1995. Mr. Schultz is currently a director of U.S. Facilities Corporation, an insurance company specializing in reinsurance. Mr. Schultz retired in 1993 as Senior Vice President, Finance and Chief Financial Officer of Farmers Group, Inc. where he had served for 19 years in various capacities. Previously, Mr. Schultz had been with Great American Insurance Company in senior management positions from 1950 to 1974.

                   CERTAIN INFORMATION CONCERNING THE BOARD
                  OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Board of Directors has the following standing committees: Compensation and Stock Option Committee, Audit Committee and Investment Committee. The Company does not have a nominating committee of its Board of Directors.

MEETING OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors met 6 times during fiscal 1996 and each incumbent director who was a director during 1996 and whose term of office will continue after the Annual Meeting of Stockholders attended at least 75% of the meetings of the Board and Board Committees of which he was a member.

  For fiscal 1996, the Compensation and Stock Option Committee was composed of Messrs. Thomas R. Bennett (Chairman), Edgar L. Fraser and Jonathan K. Layne. This Committee met 2 times during fiscal 1996 and each committee member attended each meeting held during the time that such director was a member of the Committee. Effective February 1997, the composition of the Compensation and Stock Option Committee changed and is now composed of Messrs. Thomas R. Bennett (Chairman), Edgar L. Fraser, Jonathan K. Layne and Charles L. Schultz.

  The Audit Committee is composed of Messrs. Edgar L. Fraser (Chairman), Bruce
A. Bunner, Jonathan K. Layne and Charles L. Schultz. This Committee met 2 times during fiscal 1996 and each committee member attended each meeting held during the time that such director was a member of the Committee.

  The Investment Committee is composed of Messrs. Steven R. Kay (Chairman), Richard H. Savage, John E. Savage, Guy A. Main, Thomas R. Bennett, Bruce A. Bunner and Charles L. Schultz. This Committee met 4 times during fiscal 1996 and each committee member attended each meeting held during the time that such director was a member of the Committee.

REMUNERATION OF DIRECTORS

  All directors are paid $12,000 annually, plus normal and necessary expenses for attending all regular or special meetings of the Board of Directors, irrespective of the number of such regular or special meetings attended by such Board members. During 1996, each director who was not an officer of the Company was also paid $750 per in-person Board meeting attended plus $500 per committee meeting attended, plus normal and necessary expenses for attending such meetings. In addition, each director is eligible to receive reimbursement in an annual amount up to $1,500 for expenses relating to annual physical examinations. Non-employee directors are also eligible to receive stock options under the Company's Non-Employee Director Stock Option Plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:


                     NAME                       AGE              POSITION
                     ----                       ---              --------
Richard H. Savage..............................  77 Chairman of the Board and
                                                     Co-Chief Executive Officer
John E. Savage.................................  44 Co-Chief Executive Officer,
                                                     President, Chief Operating
                                                     Officer
Guy A. Main....................................  60 Executive Vice President
Steven R. Kay..................................  43 Senior Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

  See "Principal Occupations of Nominees and Continuing Directors During Last Five Years" for information regarding the Company's executive officers.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The Company believes that shareholders should be provided information about executive compensation that is easier to understand, more relevant and consistent with the proxy rules of the Securities and Exchange Commission. The following table sets forth the compensation paid by the Company and its subsidiaries to each of the executive officers of the Company ("Named Officers") for services rendered in all capacities to the Company and its subsidiaries for the three fiscal years ended December 31, 1994, 1995 and 1996. The table does not include compensation paid by Condor to Mr. Main who became an executive officer of the Company in March 1996. In addition, the table includes compensation paid to Mr. Neil F. Pont who relinquished his positions as Senior Vice President and Director of the Company effective February, 1997. Mr. Pont is currently a Senior Vice President of Condor Insurance Company.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                        ANNUAL COMPENSATION          COMPENSATION
                               ------------------------------------- ------------
                                                                      SECURITIES
          NAME                                           OTHER        UNDERLYING        ALL
          AND                                            ANNUAL        OPTIONS/        OTHER
       PRINCIPAL               SALARY (1) BONUS (2) COMPENSATION (3)     SARS     COMPENSATION (4)
        POSITION          YEAR    ($)        ($)          ($)            (#)            ($)
       ---------          ---- ---------- --------- ---------------- ------------ ----------------
Richard H. Savage.......  1996  343,779        --         --             2,500          4,471
Chairman of the Board     1995  338,000    110,454        --               --           4,533
 and Co-Chief Executive   1994  334,534    227,146        --               --           4,533
 Officer

John E. Savage..........  1996  263,587        --         --            10,000         44,442(5)
Co-Chief Executive Offi-  1995  225,394     74,425        --            10,000          3,655
 cer, President and Chief 1994  214,849    147,174        --            10,800          2,045
 Operating Officer

Guy A. Main.............  1996  203,620        --         --             2,500         35,518(6)
Executive Vice President  1995      --         --         --               --             --
                          1994      --         --         --               --             --

Steven R. Kay...........  1996  198,074        --         --             7,500         13,700(7)
Senior Vice President,    1995  189,000     49,995        --            17,500          4,618
 Chief Financial Officer  1994  187,116    102,316        --             7,500         13,204(8)
 and Treasurer

Neil F. Pont............  1996  198,074        --         --             7,500         10,636(9)
Senior Vice President     1995  185,733     49,995        --            17,500         10,983(10)
                          1994  172,117     89,594        --             7,500         14,950(11)

Arthur F. Melton........  1996  199,182        --         --             7,500          4,750
Former Senior Vice Pres-  1995  189,000     49,995        --            17,500          4,618
 ident                    1994  185,447    102,316        --             8,400          4,618

--------
 (1) Includes directors' fees of $12,000 for each of the years indicated.
 (2) Includes incentive compensation earned and accrued during the fiscal years indicated and paid subsequent to the end of each fiscal year.
 (3) Except where indicated, all Named Officers receive certain perquisites such as paid premiums on additional life insurance, automobile allowances and the expense associated with the use of these automobiles. Such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
 (4) The matching contributions made by the Company under the provisions of its 401(k) Plan are included in this column.
 (5) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $39,692 relating to cash received in-lieu of vacation benefits.
 (6) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $31,626 relating to cash received in-lieu of vacation benefits.
 (7) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $8,950 relating to cash received in-lieu of vacation benefits.
 (8) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $8,586 relating to cash received in-lieu of vacation benefits.
 (9) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $6,310 relating to cash received in-lieu of vacation benefits.
(10) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $6,365 relating to cash received in-lieu of vacation benefits.
(11) In addition to the matching contribution made by the Company under the provisions of its 401(k) Plan, the amount also includes $10,332 relating to cash received in-lieu of vacation benefits.

EMPLOYMENT AGREEMENT

  The Company and Mr. Main entered into an employment agreement commencing on March 14, 1996 and continuing for a period of four years providing Mr. Main to be employed as Executive Vice President of the Company and Chairman and President of Condor Insurance Company. Mr. Main is receiving a base salary of $253,000, subject to annual review, and will be eligible for bonuses under the Company's Annual Executive Incentive Plan and entitled to other benefits available to other Company officers generally, including an automobile allowance.

SEPARATION AGREEMENT

  The Company and Mr. Melton entered into a separation agreement on December 31, 1996 whereby Mr. Melton voluntarily resigned as an executive officer of the Company and all of their respective affiliates effective November 22, 1996. The agreement provides Mr. Melton with severance pay in an amount equal to an aggregate gross amount of $200,567, less payroll taxes, payable every two weeks in twenty-six equal installments each in the gross amount of $7,714.12, less payroll taxes, commencing December 10, 1996. Mr. Melton will retain his options to purchase 47,500 shares of Amwest's common stock, 25,425 of which are vested, and 15,475 of which are unvested, at various exercise prices ranging from $10.75 to $14.25 per share. The unvested options will continue to vest and will be unaffected by Mr. Melton's resignation. The Company has also agreed to use its best efforts to provide Mr. Melton and his presently designated dependents with insurance coverages for health/life/disability protection as are in effect for other Company executive officers. Mr. Melton has agreed not to compete with the Company or any of its insurance subsidiaries through December 10, 1997; however, Mr. Melton shall not be prohibited from being employed by a business entity whose revenues derived from surety insurance premiums were at least $10,000, but were less than 10% of such entity's total revenues for its last fiscal year. The agreement, which contains certain mutual releases, terminated Mr. Melton's previously executed Severance Agreement, but his officer's and director's Indemnity Agreement remains in full force and effect.

SEVERANCE AGREEMENTS

  The Company has entered into a severance agreement ("Severance Agreement") with each of Messrs. Richard H. Savage, John E. Savage and Steven R. Kay to provide an incentive for such officers to continue their employment following any "Change in Control" of the Company, thereby helping ensure continuity of the Company's business by mitigating concerns about job security that could affect management objectivity under such circumstances. The Employment Agreement described above between the Company and Mr. Guy A. Main also contains a severance provision.

  Each Severance Agreement generally provides that if, after a "Change in Control" of the Company, the officer terminates his employment with the Company for "Good Reason" (as defined in the Severance Agreement) or the Company terminates the officer's employment for any reason other than "Cause" (as defined in the Severance Agreement) or the death, disability or retirement (in accordance with retirement policies in effect before such Change in Control) of the officer, the Company shall (1) pay the officer severance compensation equal to 2.99 times his average annual compensation (including bonuses) over the five most recent years ending before the Change in Control, and (2) provide the officer, for three years thereafter, insurance benefits substantially similar to those he received immediately prior to his termination. In the event that such payments, alone or together with other payments to be received by the officer from the Company, would not be deductible in whole or in part by the Company, then such payments shall be reduced to the largest amount that would be deductible by the Company. If the officer is required to pay the excise taxes imposed by Section 4999 of the Internal Revenue Code (or a similar provision of state law) then the Company is obligated to pay to the officer an additional amount equal to the sum of such excise taxes and an amount equal to all taxes, interest and penalties that become payable by the officer as a result of the payment by the Company of such excise taxes.

  Change in Control is defined in the Severance Agreement to include (i) the acquisition by a third party of beneficial ownership of 30% or more of the Company's outstanding voting equity securities (but not including any person who had such beneficial ownership as of May 25, 1989), (ii) the approval by the stockholders of the Company of a liquidation or dissolution of the Company, (iii) a consolidation or merger of the Company if the Company is not the surviving entity or shares of the Company's Common Stock would be converted into cash, securities or other property (but not including a merger in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), (iv) any sale, lease, exchange or transfer of all or substantially all of the Company's assets, or (v) a change in the membership of the Company's Board of Directors such that during any two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease to constitute a majority thereof (unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period). Each Severance Agreement has an initial term of two years and is automatically renewed for successive two year terms unless determined otherwise by the Board of Directors prior to a Change in Control. Each Severance Agreement terminates five years after a Change in Control.

STOCK OPTION PLAN

  The Company's Stock Option Plan (the "Plan") currently provides for the reservation of 676,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance upon the exercise of options to be granted under the Plan. Shares of Common Stock subject to the unexercised portions of any options granted under the Plan which expire, terminate or are cancelled may again be subject to options under the Plan. Salaried employees, including directors who are employees, and consultants are currently eligible to receive options under the Plan.

  The Plan was amended and ratified by stockholders of the Company at the 1987, 1988, 1990 and 1994 Annual Meetings of Stockholders and the 1996 Special Meeting of Stockholders and was adopted and ratified in its currently amended form by the Board of Directors on February 1, 1996. These amendments brought the Plan into compliance with Rule 16b-3 (promulgated by the Securities and Exchange Commission under the Securities Act of 1934), increased the number of shares subject to the Plan, and modified the exercise prices of non-incentive options granted under the Plan.

  The Plan is administered by a committee (the "Compensation and Stock Option Committee") of directors who are appointed by the Board of Directors of the Company. The Compensation and Stock Option Committee has the full power to construe the Plan, to determine which persons are eligible to receive options under the Plan, the vesting of such options and which of the eligible persons, if any, shall be granted options under the Plan.

  The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code (the "Code") as well as options which do not so qualify ("Non-Qualified Stock Options") and for the grant of stock appreciation rights ("Stock Appreciation Rights") to be associated with stock options. The Stock Appreciation Rights permit the optionee to elect to receive, in lieu of exercising the related option, an amount equal to the difference between the value of the shares subject to the option and the exercise price of the option. The per share exercise price of Incentive Options under the Plan may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant of the option (110% of such fair market value with respect to Incentive Options granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation). On April 18, 1997 the closing sales price of the Company's Common Stock as reported on the American Stock Exchange was $12 1/4.

  The Plan provides that the aggregate fair market value of the stock with respect to which Incentive Options are exercisable for the first time by each employee during any calendar year (under the Plan or similar plans) shall not exceed $100,000. No Incentive Option granted under the Plan may be exercised more than ten years after its date of grant, except that an Incentive Option granted to an individual owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation shall expire no later than five (5) years from the date the option was granted. No Non-Incentive Option granted under the Plan may be exercised more than eleven (11) years after its date of grant.

SECTION 16(B) OF THE EXCHANGE ACT

  The acquisition and disposition of shares of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the Plan may be subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a purchase of shares of Common Stock within six months before or after a sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under
Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Non-Employee Director Stock Option Plan (the "Director Plan") provides for the reservation of 75,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance upon the exercise of options to be granted under the Director Plan. Shares of Common Stock subject to the unexercised portions of any options granted under the Director Plan which expire, terminate or are canceled may again be subject to options under the Director Plan. Directors, who are not employees of the Company or a subsidiary of the Company, are currently eligible to receive options under the Director Plan. A person shall not be considered an employee solely by serving as Chairman of the Board. As of April 19, 1996, five persons were eligible to receive said grants.

  The Director Plan is self-governing. Questions of interpretation, if any, will be resolved by the Board of Directors.

  Each non-employee director will be granted upon his initial election to the Board a Non-Qualified Stock Option ("NQO") to purchase 5,000 shares of the Company's Common Stock. After the initial grant of the NQO to purchase 5,000 shares of the Company's Common Stock, each non-employee director will receive annual grants of

NQO's to purchase 2,500 shares of the Company's Common Stock on the date of each subsequent Annual Meeting of Stockholders. The per share exercise price of the options will be the fair market value of a share of the Company's Common Stock on the date of grant. Each option will have a term of ten years and shall become exercisable at the rate of 25% per year over a period of four years of Board service. Optionees will receive credit for service, if any, on the Board prior to the date of the option grant in satisfying these vesting requirements.

EMPLOYEE STOCK PURCHASE PLAN

  The Employee Stock Purchase Plan (the "Purchase Plan") provides for the reservation of 200,000 shares of Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance to eligible participants. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

  Although the Purchase Plan was approved by stockholders on May 31, 1996, the Purchase Plan has not yet been implemented.

OPTION GRANTS

  Shown below is further information on grants of stock options pursuant to the Plan during the fiscal year ended December 31, 1996, to the Named Officers. No stock appreciation rights have been granted in connection with options. The table includes Mr. Neil F. Pont who relinquished his positions as Senior Vice President and Director of the Company effective February, 1997. Mr. Pont is currently a Senior Vice President of Condor Insurance Company.

                            OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL
                                                                            REALIZABLE
                                                                             VALUE AT
                                                                          ASSUMED ANNUAL
                                                                          RATES OF STOCK
                                                                              PRICE
                                                                           APPRECIATION
                                                                            FOR OPTION
                                         INDIVIDUAL GRANTS                   TERM (1)
                          ----------------------------------------------- --------------
                          NUMBER OF
                          SECURITIES
                          UNDERLYING  % OF TOTAL
                           OPTIONS/  OPTIONS/SARS EXERCISE
                             SARS     GRANTED TO  OR BASE
                           GRANTED   EMPLOYEES IN  PRICE     EXPIRATION
          NAME               (2)     FISCAL YEAR   ($/SH)       DATE      5%($)  10%($)
          ----            ---------- ------------ -------- -------------- ------ -------
Richard H. Savage.......     2,500       2.5%      13.375  April 10, 2006 21,029  53,291
Chairman of the Board
 and Co-Chief Executive
 Officer
John E. Savage..........    10,000       9.9%      13.375  April 10, 2006 84,115 213,163
Co-Chief Executive
 Officer, President and
 Chief Operating Officer
Guy A. Main.............     2,500       2.5%      13.375  April 10, 2006 21,029  53,291
Executive Vice President

Steven R. Kay...........     7,500       7.4%      13.375  April 10, 2006 63,086 159,872
Senior Vice President,
 Chief Financial Officer
 and Treasurer
Neil F. Pont............     7,500       7.4%      13.375  April 10, 2006 63,086 159,872
Senior Vice President
Arthur F. Melton........     7,500       7.4%      13.375  April 10, 2006 63,086 159,872
Former Senior Vice
 President

--------
(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown above (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants.

(3) Options were granted on April 10, 1996 at fair market value and become exercisable at the rate of 25% on the first, second, third and fourth anniversary of the grant date, and have a term of 10 years.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to exercised and unexercised options to purchase the Company's Common Stock under the Plan. The table includes Mr. Neil F. Pont who relinquished his positions as Senior Vice President and Director of the Company effective February, 1997. Mr. Pont is currently a Senior Vice President of Condor Insurance Company.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                     NUMBER OF
                                                    SECURITIES
                                                    UNDERLYING   IN-THE-MONEY
                                                    UNEXERCISED  OPTIONS/SARS
                                                   OPTIONS/SARS    AT FY-END
                                                   AT FY-END (#)    ($)(1)
                                                   ------------- -------------
                          SHARES ACQUIRED  VALUE
                           ON EXERCISE    REALIZED EXERCISABLE/  EXERCISABLE/
          NAME                  (#)         ($)    UNEXERCISABLE UNEXERCISABLE
          ----            --------------- -------- ------------- -------------
Richard H. Savage........        --           --      --   2,500     --    313
Chairman of the Board
 and Co-Chief Executive
 Officer
John E. Savage...........        --           --   53,900 25,400 137,752 5,438
Co-Chief Executive
 Officer, President and
 Chief Operating Officer
Guy A. Main..............      3,300       17,375   3,300  2,500   3,218   313
Executive Vice President

Steven R. Kay............        --           --   24,625 22,875  76,875   938
Senior Vice President,
 Chief Financial Officer
 and Treasurer
Neil F. Pont.............        --           --   13,375 24,750  14,766 6,094
Senior Vice President
Arthur F. Melton.........        --           --   23,200 25,200  53,906 6,094
Former Senior Vice
 President

--------
(1) Represents the difference between the closing price of the Company's Common Stock on the AMEX on December 31, 1996 and the exercise price of the options.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF
DIRECTORS

  The Report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Stock Option Plan and the Annual Executive Incentive Plan (the "Incentive Plan"). The Committee is comprised of four non-employee members of the Board of Directors.

  The cash compensation of the executive officers of the Company is comprised of two elements: base salary and cash bonuses awarded under the operation of the Incentive Plan. The potential cash bonus awards are intended to comprise a significant portion of each executive's compensation.

DESCRIPTION OF THE ANNUAL EXECUTIVE INCENTIVE PLAN

  Annual incentives for the Co-CEO's are intended to reward them for increasing earnings while maintaining the quality of those earnings. In 1996, the annual cash bonus awards paid to the Co-CEO's was based on (1) the 1995 underwriting performance of the Company as measured by the combined ratio, i.e., the ratio of total underwriting expenses to net premiums earned, and (2) the average earnings per share ("EPS") for the two years, 1994 and 1995, as compared to an average EPS benchmark previously established for those years. The Committee believes that the Incentive Plan aligns annual executive compensation with stockholder interests, by tying the major part of the annual executive bonus payments to growth in earnings per share.

  Annual cash bonus provisions for executive officers below the level of CEO use the same benchmarks as established for the Co-CEO's, but limit their bonus opportunities to a smaller percentage of their base salaries.

  During 1996, due to the Company's performance no cash bonus awards were earned under the Incentive Plan by executive officers of the Company.

SALARY ADMINISTRATION

  The Committee's general policy is to establish base salaries for the executive officers at levels consistent with those being paid by organizations with which the Company is competing for executive talent. The Committee has used a combination of factors in setting and adjusting the base salaries of the executive officers. These factors include available salary data from other insurance companies, relative responsibility and compensation within the Company, the individual's past performance and future potential. Included in the salary data reviewed by the Committee is information obtained from publicly available salary surveys for Insurance Industry executives.

LONG-TERM INCENTIVES

  It is the Committee's policy to provide long-term incentives to the executives of the Company through annual grants of stock options. This component of the compensation program is intended primarily to motivate executives to improve the long-term market performance of the Company's stock. Since the value of an option bears a direct relationship to the Company's stock price it is considered to be an effective incentive for managers to create value for all stockholders. The Committee therefore views stock options as an important component of its long-term performance-based compensation philosophy.

  On April 10, 1996, Richard H. Savage was granted 2,500 options, the same amount granted to non-employee directors of the Company.

  Other executives receive Incentive Stock Options ("ISO's") granted at the current market value, except for John E. Savage who can elect to receive either ISO's granted at 110% of market value pursuant to Section 422 of the Internal Revenue Code or Non-Qualified Stock Options ("NQO's") granted at market price. Generally, options vest 25% per year over four years and expire after 10 years. The options will only have value to the extent that the Company's stock price increases during that period.

  In recent years, the Committee has operated under a guideline of making annual grants of options in the range of 2.5% to 3.0% of the outstanding stock of the Company. This equates to approximately 85,000 to 100,000 annual grants currently. Within this framework, the Committee determines the allocation of options to be granted each year based on the executive's position in the Company; i.e., the number of options granted is intended to be proportional to an executive's perceived ability to influence the Company's long-term growth and profitability.

  During 1996, the Committee authorized the grant of 101,000 employee stock options, as compared to 98,500 grants in 1995 and 71,700 grants in 1994. Included in the 1996 grants were 37,500 options granted to executive officers of the Company, as detailed in the Option/SAR Grants Table of this Proxy Statement. All of these options were granted at a per share exercise price of $13.375.

  Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under such law, the deduction limit does not apply to payments which qualify as "performance based." To qualify as "performance based," compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment of the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock options (e.g., the spread on exercise of non-incentive stock options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Dated: April 19, 1997                     Compensation and Stock Option
                                           Committee
                                          Thomas R. Bennett (Chairman)
                                          Edgar L. Fraser
                                          Jonathan K. Layne
                                          Charles L. Schultz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Directors Bennett, Fraser, Layne and Schultz comprise the Compensation and Stock Option Committee.

  Mr. Fraser is a partner of the law firm Wadsworth, Fraser and Dahl which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

  Mr. Layne is a partner of the law firm Gibson, Dunn and Crutcher LLP which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

                         STOCK PRICE PERFORMANCE GRAPH

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (assuming reinvestment of dividends) against the cumulative total return of the S&P 500 Stock Index and the Property Casualty Insurance Industry Composite Index (in each case also assuming reinvestment of dividends) for the five fiscal years commencing January 1, 1992 and ending December 31, 1996.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG AMWEST INSURANCE GROUP, S&P 500 INDEX AND PROPERTY CASUALTY

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           AMWEST         S&P          PROPERTY
(Fiscal Year Covered)        INSURANCE      500 INDEX    CASUALTY
---------------------        ----------     ---------    ----------
Measurement Pt-1991          $100           $100         $100
FYE   1992                   $100.51        $117.92      $107.64
FYE   1993                   $129.85        $120.77      $118.50
FYE   1994                   $128.07        $119.61      $120.06
FYE   1995                   $172.64        $171.54      $165.18
FYE   1996                   $158.21        $206.09      $203.11

                   ASSUMES $100 INVESTED ON JANUARY 1, 1992
                         ASSUMES DIVIDENDS REINVESTED


                         TRANSACTIONS WITH MANAGEMENT

  In connection with the relocation of the Company's headquarters from Woodland Hills, California to Calabasas, California, the Company has listed for sale its two corporate-owned condominiums in Woodland Hills used primarily for temporarily housing employees visiting the home office. The Company is proposing to sell one of these units to Richard H. Savage, Chairman of the Board and Co-Chief Executive Officer, for a sales price of $184,250. The proposed sales price, which has been approved by the Audit Committee of the Board of Directors was based on comparable sales data, an independent appraisal and the current estimated selling price of the other unit in the same complex, with a similar floor plan and square footage. The transaction is scheduled to close in April or May of 1997.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick was the Company's independent auditor for fiscal 1996. During fiscal 1996, the Company also engaged KPMG Peat Marwick to render certain non-audit professional services involving assistance on tax planning matters, actuarial services and general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. KPMG Peat Marwick has been selected by the Audit Committee for the current year and the Board of Directors is expected to act upon its recommendation at its next meeting. Stockholder approval is not sought in connection with this election.

  KPMG Peat Marwick has served as the Company's independent auditor since 1984. Representatives of KPMG Peat Marwick will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholders who wish to present proposals for action at the 1998 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than December 26, 1997, for inclusion in next year's proxy statement and proxy card.

                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgement.

  The Annual Report of the Company for the fiscal year ended December 31, 1996, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 18, 1997.

  The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to Amwest Insurance Group, Inc., P.O. Box 4500, Woodland Hills, CA 91365-4500, Attention: Steven R. Kay, Senior Vice President.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                         By Order of the Board of Directors

                                         /s/ Richard H. Savage

                                         Richard H. Savage
                                         Chairman of the Board and Co-Chief
                                         Executive Officer

Woodland Hills, California
April 23, 1997

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PROXY                     AMWEST INSURANCE GROUP, INC.                     PROXY
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 30, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 30, 1997 at 2:00 P.M., Los Angeles time, at its new corporate headquarters, 5230 Las Virgenes Road, Calabasas, California 91302.
  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1997 Annual Meeting and, revoking all prior Proxies, appoints Richard H. Savage, John E. Savage, Guy A. Main and Steven R. Kay, and each or any of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Common Stock of the undersigned in Amwest Insurance Group, Inc., at the Annual Meeting of Stockholders to be held on May 30, 1997 and any adjournments or postponements thereof upon the following matters and in the manner designated below:
         THIS PROXY WILL BE VOTED FOR ITEM 1 UNLESS OTHERWISE SPECIFIED

1. ELECTION OF DIRECTORS FOR THE TERMS EXPIRING AS SET FORTH BELOW AND AS DESCRIBED IN THE PROXY STATEMENT:

  [_] FOR all nominees listed below        [_] WITHHOLD AUTHORITY
      (except as marked)                       to vote for all nominees listed

   Richard H. Savage (2000), Steven R. Kay (2000), Charles L. Schultz (2000)
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:
--------------------------------------------------------------------------------
                          (CONTINUED ON REVERSE SIDE)
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                          (CONTINUED FROM OTHER SIDE)
2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

                                            Please sign as name(s) appears.
                                            Executors, administrators,
                                            guardians, officers of cor-
                                            porations, and others signing in a
                                            fiduciary capacity should state
                                            their full titles as such.

                                            Date:                        , 1997
                                                 ------------------------

                                            -----------------------------------

                                            -----------------------------------

                  PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
                                IN THE ENCLOSED ENVELOPE.
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